Exhibit 1.1

LM FUNDING AMERICA, INC.

Public Offering of Units

Maximum:              Units

Minimum:              Units

SALES AGENCY AGREEMENT

                    , 2015

International Assets Advisory, LLC

(sometimes referred to as “IAA”), as representative

of the sales agents listed on Schedule I hereto (the “Sales Agents”)

390 North Orange Avenue, #750

Orlando, Florida 38201

Ladies and Gentlemen:

The undersigned, LM Funding America, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with you (unless otherwise defined herein, the term “you” shall collectively refer to the Sales Agents) as follows:

1. Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a “best efforts basis” on behalf of the Company (the “Offering”), a minimum of              units and a maximum of              units, with each unit consisting of one common share, $0.001 par value (the “Common Shares”), and one common share purchase warrant (the “Warrants”), of the Company (the “Units”). There shall be one closing for this Offering at an amount which is mutually agreeable to the Company and IAA, provided such amount is for at least the minimum of              Units. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prospectus prepared by the Company and dated                     , 2015 (the “Prospectus”). As used herein, the term “Company” also includes LM Funding, LLC and its Subsidiaries, which is the predecessor of LM Funding America, Inc. and via the Reorganization as described in the Prospectus, a wholly owned subsidiary of the Company.

2. Representations and Warranties of the Company. The Company makes the following representations and warranties to you:

(a) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-                     (as defined below, the “Registration Statement”) conforming to the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Commission. Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of the Registration Statement, any and all amendments thereto prepared and filed with the Commission, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you for review. The term “Registration Statement” as used in this Agreement shall mean the Company’s Registration Statement on Form S-1, including the Prospectus, any documents incorporated by reference therein, and all financial schedules and exhibits thereto, as amended on the date that the Registration Statement becomes effective, and any registration statement related to the Offering that is filed pursuant to Rule 462(b) of the 1933 Act. The term “Prospectus” as used in this Agreement shall mean the prospectus relating to the Units in the form in which it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing pursuant to Rule 424(b) of the 1933 Act is required, shall mean the form of the final prospectus included in the Registration Statement when the Registration Statement becomes effective. The terms “effective date” and “effective” refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the 1933 Act.

(b) Adequacy of Disclosure. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and on the Closing Date (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement.

(c) No Stop Order. The Commission has not issued any order preventing or suspending the use of the Prospectus with respect to the Units, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Commission or the state securities or blue sky authority of any jurisdiction.

(d) Company; Organization and Qualification. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware (and LM Funding, LLC and its subsidiaries are validly existing and in good standing as Florida limited liability companies) with all requisite power and authority to enter into this Agreement, to conduct their business as now conducted and as proposed to be conducted, and to own and operate its properties, investments and assets, as described in the Registration Statement and Prospectus. The Company is not in violation of any provision of its Certificate of Incorporation (“Articles”) or Bylaws, as amended, and LM Funding, LLC and its Subsidiaries are not in violation of any provision of their respective operating agreements, or other governing documents and they are not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which they are a party or by which any of their properties, investments or assets is bound, except as disclosed in the Registration Statement and Prospectus or except as would not, individually or in the aggregate, result in any material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company (a “Material Adverse Effect”). Except as noted in the Prospectus, the Company does not own or control, directly or indirectly, any other limited liability company, corporation, association, or other entity. The Company has furnished to you copies of its Articles and Bylaws, each as amended, and all such copies are true, correct and complete and contain all amendments thereto through the date of this Agreement.

(e) Validity of Securities. The Units, the Common Shares and the Warrants of the Company (collectively, the “Securities”) have been duly and validly authorized by the Company and upon issuance against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the Securities are set forth in the Prospectus under the caption “Description of Securities.” No party has any preemptive rights with respect to any of the Securities or any right of participation or first refusal with respect to the sale of the Securities by the Company. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Securities pursuant to the Registration Statement. Except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any security of the Company at any other time. The form of certificates evidencing the Securities complies with all applicable requirements of Cayman Islands law.

(f) Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 80,000,000 Common Shares, of which 3,500,000 are issued and outstanding and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. All of the issued and outstanding Common Shares of the Company have been duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Registration Statement and Prospectus (including any public filing incorporated by reference into the Prospectus), there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

(g) Full Power; Company. The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement among the Company, SunTrust Bank, N.A. (the “Escrow Agent”) and you (the “Escrow Agreement”), to issue and deliver the Units as provided herein and in the Prospectus and to consummate the transactions contemplated herein and in the Prospectus. Each of this Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(h) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the 1933 Act.

(i) Disclosed Agreements. All agreements between or among the Company and third parties expressly referenced in the Prospectus are legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(j) Consents. Except as disclosed in the Registration Statement and Prospectus, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Securities, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Registration Statement and Prospectus, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or under state securities laws has been made or obtained and is in full force and effect.

(k) Litigation. There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the Registration Statement and Prospectus and (i) that may reasonably be expected to result in a Material Adverse Effect, (ii) that may reasonably be expected to materially adversely affect any of the material properties of the Company or (iii) that may reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

(l) Financial Statements. The financial statements of the Company’s predecessor, LM Funding, LLC and its Subsidiaries, together with related pro forma financial information schedules and notes included in the Registration Statement and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis during the periods involved. The financial schedules, if any, in the Registration Statement fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements, the Registration Statement and the Prospectus. The unaudited financial information (including the related notes) in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the Rules and Regulations, and management of the Company believes that the assumptions underlying any adjustments are reasonable. Such adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

(m) Independent Accountants. Skoda Minotti, Tampa, Florida, who has audited certain financial statements of LM Funding, LLC and its subsidiaries, are independent public accountants and are PCAOB qualified as required by the 1933 Act and the Rules and Regulations.

(n) Disclosed Liabilities. The Company has not sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus. Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change in the business, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, or (v) any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and Prospectus.

(o) Required Licenses and Permits. Except as disclosed in the Prospectus, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for your review, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted (the “Permits”), except for such permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations, the failure of which to have or maintain would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits, except where such revocation or modification would not have a Material Adverse Effect.

(p) Internal Accounting Measures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company also maintains an effective system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Upon the effectiveness of the Registration Statement, the Company will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of such date as an “issuer” as defined under the Sarbanes-Oxley Act of 2002.

(q) Taxes. The Company has properly filed all necessary federal, state, local, and foreign income tax returns required to be filed by it and has paid all taxes shown as due and payable thereon (or has obtained appropriate extensions), except for taxes that are being contested in good faith and for which adequate reserves have been established in the Company’s financial statements. No tax deficiency has been asserted or, to the knowledge of the Company, threatened to be asserted against the Company. The Company has made appropriate provisions in the financial statements included in the Registration Statement and Prospectus for all tax liabilities of the Company that have not been determined as of such date, except to the extent it would not have a Material Adverse Effect.

(r) Compliance with Instruments. The execution, delivery and performance of this Agreement and the Escrow Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, therein and in the Registration Statement and Prospectus by the Company, do not and will not violate or constitute a breach of, or default under: (i) the Articles or Bylaws of the Company, each as amended; (ii) any of the terms, provisions, or conditions of any material instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected; or (iii) any order, statute, rule, or regulation applicable to the Company, or any of its business, investments, assets or properties, of any court or (to the knowledge of the Company) any governmental authority or agency having jurisdiction over the Company, or any of its business, investments, properties or assets; and to the knowledge of the Company do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

(s) Insurance. The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and similar businesses, all of which insurance is in full force and effect.

(t) Work Force. To the knowledge of the Company, no general labor problem exists or is imminent with the employees of the Company.

(u) Securities Matters. The Company and its officers, directors, or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Units.

(v) Payment of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Units as an inducement to advise the purchase of Units. The Company and its officers, directors and employees will company with SEC Rule 3a4-1.

(w) Company Intellectual Property. Except as disclosed in the Registration Statement and Prospectus:

(i) the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (or could acquire such intellectual property upon commercially reasonable terms) necessary to conduct its business in the manner in which it is being conducted (collectively, the “Company Intellectual Property”);

(ii) to the Company’s knowledge, none of the patents owned or licensed by the Company, if any, is unenforceable or invalid, and, to the Company’s knowledge, none of the patent applications owned or licensed by the Company would be unenforceable or invalid if issued as patents;

(iii) the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus and other than for in-bound “shrink-wrap” end-user licenses and similar generally available commercial end-user licenses;

(iv) the Company has not received any notice of violation or conflict with rights of others with respect to the Company Intellectual Property;

(v) there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret, trade mark, service mark, copyright or other intellectual property or proprietary right; and

(vi) the products or processes of the Company referenced in the Prospectus do not, to the knowledge of the Company, violate or conflict with any intellectual property or proprietary right of any third person.

(x) Forward Looking Statement. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in or incorporated by reference into the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(y) Industry and Market Statistics. The industry-related and market-related statistics obtained from independent industry publications and reports and included in the Registration Statement and the Prospectus agree with the sources from which they are derived. The Company has provided copies of all such sources to you.

(z) Company/Director Relationships. No relationship exists between or among the Company and any director, officer, stockholder or affiliate of the Company which is required by the 1933 Act and the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(aa) Relationships with FINRA Members. The Company has not sold any securities to any person or entity nor is there any beneficial owner of the Company’s unregistered equity securities, that acquired said securities during the 180-day period immediately preceding the effective date, that has an association or affiliation with any member of the Financial Industry Regulatory Authority (“FINRA”).

(bb) Political Contributions. The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

(cc) Transfer Taxes. On the Closing Date, all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

(dd) Exhibits. All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

(ee) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(gg) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company has instituted, maintains and enforces policies and procedures designed to ensure compliance with anti-bribery laws.

(hh) OFAC.

(A) Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(jj) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(kk) Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required by the rules and regulations of the Securities and Exchange Commission to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

3. Representations and Warranties of Sales Agent. Each of you represents and warrants to the Company that:

(a) FINRA Membership. You are a member, in good standing, of FINRA, and are duly registered as a broker-dealer under the 1934 Act, and under the laws of each state in which you propose to offer the Units, except where such registration would not be required by law.

(b) Full Power. This Agreement has been duly authorized, executed and delivered by you and is a valid and binding agreement of you, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(c) Compliance with Instruments. The consummation of the transactions contemplated by the Prospectus relating to the Offering will not violate or constitute a breach of, or default under, your articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which you are a party, or violate any order, statute, rule or regulation applicable to you of any court, federal or state regulatory body or administrative agency having jurisdiction over you or your property.

(d) Offering. You have not distributed and will not distribute, prior to the time of purchase, any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act. Assuming compliance by the Company with all relevant provisions of the 1933 Act in connection with the Prospectus, you will conduct all offers and sales of the Units in compliance with the relevant provisions of the 1933 Act and various state securities laws and regulations.

(e) No Relationship with Company.

(i) Neither you nor any of your officers, directors, affiliates or registered representatives (“Related Persons”) have any association or affiliation with any officer or director of the Company, of any beneficial owner of five percent (5%) or more of any class of the Company’s securities, and of any beneficial owner of the Company’s unregistered securities that were acquired during the 180 day period immediately preceding the required filing date of this offering, as described in FINRA Corporate Finance Rule 5110(b)(6)(iii).

(ii) Neither you nor any Related Person has made a loan or extended credit to the Company. Neither you nor any Related Persons will or have acquired any of the Company’s securities during the 180-day period preceding the required filing date of this Offering through the 90-day period following the effective date of the Offering, including but not limited to acquisitions in connection with the corporate reorganization transactions described in the Prospectus and the “Part II—Recent Sales of Unregistered Securities” section of the Registration Statement. No portion of the Offering Proceeds has or will be directed to us or a Related Person.

4. Sale of Units.

(a) Exclusive Agency. Upon the basis of the representations and warranties of the Company and the Sales Agents set forth in this Agreement, the Company engages you and you agree to act as the Company’s exclusive agents, on a best efforts basis, in connection with the offer and sale by the Company during the Offering Period (as defined in Section 4(c) below) of a minimum of Units and a maximum of Units. Subject to your commitment to sell the Units on a “best efforts basis” as provided herein, nothing in this Agreement shall prevent you from entering into an agency agreement, underwriting agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Units. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Units and you shall have no authority to bind the Company in respect of the sale of any Units. You may retain other brokers or dealers (“Selected Dealers”) who are members in good standing of FINRA and registered in any states in which the Offering is conducted to assist you and to act as subagents on your behalf in connection with the offering and sale of the Units and you may enter into agreements for the offer and sale of the Units adopting such provisions of this Agreement for the benefit of the Selected Dealers as you deem appropriate; provided, however, that the Company will only be obligated to pay you for services rendered hereunder. Each Selected Dealer will indemnify the Company on terms and conditions similar to those set forth in Section 8(b) of this Agreement for any statements, acts, or omissions by such Selected Dealer in connection with the offer or sale of the Units not expressly authorized by the Company or the Sales Agents and for any material misrepresentation or material breach of warranty or covenant or other breach by such Selected Dealer of its agreement with the Sales Agents, or any failure or alleged failure by such Selected Dealer to comply with applicable laws, rules, and regulations.

(b) Obligation to Offer Units. Your obligation to offer the Units is subject to receipt by you of written advice from the Commission that the Registration Statement is effective, is subject to the Units being qualified for offering under applicable laws in the states as may be reasonably designated by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

(c) Offering Termination Date. The “Offering Period” shall commence on the day that the Prospectus is first made available to prospective investors in connection with the offering for sale of the Units and shall continue until the “Offering Termination Date,” which shall be the earliest of (i) the date on which the maximum number of Units (            ) offered have been sold, (ii) the date on which the Company withdraws the Registration Statement, (iii) the date on which the Company files a post-effective amendment to the Registration Statement deregistering any unsold Units, (iv)                     , 2015 or (v) such other date mutually agreeable to the parties hereto.

(d) Escrow Account. Proceeds from the sale of the Units will be deposited into an escrow account (the “Escrow Account”) with the Escrow Agent pursuant to the Escrow Agreement, the form of which is attached as an exhibit to the Registration Statement, until a minimum of              Units have been sold. The Sales Agents shall deliver to the Escrow Agent for deposit in the Escrow Account all funds received from purchasers of the Units by noon of the next business day after receipt together with a written account of each sale, which account shall set forth, among other things, (a) the purchaser’s name and address, (b) the number of Units purchased by the purchaser, (c) the amount paid therefor by the purchaser, (d) whether the consideration received from the purchaser was in the form of a check, draft or money order, and (e) the purchaser’s social security or tax identification number. All payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement. The Company and you each shall have the option to accept or reject any offer to purchase Units from prospective purchasers, in whole or in part. The Company shall notify prospective purchasers as to whether their offers to purchase Units have been accepted. Any funds relating to an offer to purchase Units that is not accepted, in whole or in part, shall be promptly returned by the Escrow Agent. In the event the Company does not sell a minimum of              Units by                     , 2015, the Company will not close on those funds received and promptly return all purchaser funds according to the terms of the Escrow Agreement.

(e) Closing Date. As and when the closing of the Offering is effected, which shall be on or before the Offering Termination Date, and proceeds from the Units sold are received and accepted, on such date (the “Closing Date”) and at such time and place as determined by you (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from purchasers will be delivered by the Escrow Agent to the Company, by wire transfer of immediately available funds, on the Closing Date.

(f) Placement Agent Fees. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to pay International Assets Advisory, LLC (the “Placement Agent”), by wire transfer of immediately available funds on the Closing Date, if any, a selling commission computed at the rate of (i) eight percent (8.0%) of the gross proceeds of the Units sold in the Offering to purchasers who were solicited by you and who are not Company Purchasers (as defined below), and (ii) three percent (3.0%) of the gross proceeds of Units sold in the Offering to purchasers referred to International Assets Advisory, LLC by the Company’s officers, directors or affiliates if such purchasers opened securities accounts with, and purchased such Units through, International Assets Advisory, LLC (“Company Purchasers”). The Company and you agree that all Units sold in the Offering will be sold at the public offering price. International Assets Advisory, LLC may, in its sole discretion, refuse to accept orders for Units from Company Purchasers for any reason or no reason. International Assets Advisory, LLC will allocate commissions among the Sales Agents in accordance with the terms of the agreements among the Sales Agents.

(g) Placement Agent Warrants. You will issue to the Placement Agent warrants to purchase a number of shares of the Company’s common stock equal to 5% of the number of Units sold. Each warrant will be exercisable to purchase one (1) share of common stock at an exercise price of $             per share (165% of the offering price) and will have a term of five (5) years. For the avoidance of doubt, in no event will the Placement Agent Warrants be exercisable or convertible more than five (5) years from the effective date of the Registration Statement pursuant to FINRA Rule 5110(f)(2)(G)(i). The warrants to be acquired by the Placement Agent may not (except to certain affiliates of the Placement Agent) be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of the offering in accordance with FINRA Corporate Finance Rule 5110(g)(1). The anti-dilution provisions of the warrants to be issued to the Placement Agent will comply with FINRA Corporate Financing Rule 5110(f)(2)(G).

(h) Accountable Expense Allowance. The Company will provide Placement Agent with an accountable expense allowance of up to one percent (1.0%) of the amount of the offering. An advance on the accountable expense allowance in the amount of twenty thousand dollars ($20,000) has been paid to Placement Agent. Such amount has been wholly used by Placement Agent to pay the initial fee of its counsel. If the advances paid by the Company to the Placement Agent exceed the amount of accountable expenses actually incurred, the excess amount will be returned to the Company. Notwithstanding any other provision of this Agreement or any other agreement or understandings between the parties, the amount reimbursable shall not exceed the amount of out-of-pocket accountable expenses actually incurred by IAA in compliance with Rule 5110(f)(2)(D) of the FINRA Rules.

(i) Finder’s/Other Fees. Except as set forth in the Registration Statement, you nor the Company, directly or indirectly, shall pay or award any finder’s fee, commission, or other compensation to any person engaged by a prospective purchaser for investment advice as an inducement to such advisor to advise the purchase of the Units or for any other purpose. No warrant solicitation or other fees shall be paid in connection with the Offering.

(j) Delivery of Units. Delivery of the Units shall be made at your offices or at such other place as shall be agreed upon by the Company and you, on such date as you may request (each a “Date of Delivery”). Such securities shall be issued in such denominations and registered in such names as you may request in writing at least three full business days before the Date of Delivery.

5. Covenants.

(a) Covenants of the Company. The Company covenants with you as follows:

(i)	Notices. Until the Offering Termination Date, the Company immediately will notify you, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company, and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

(ii) Effectiveness of Registration Statement. The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 5(a)(iii) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time prescribed. The Company will notify you immediately, and confirm the notice in writing, (A) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use all reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

(iii) Amendments to Registration Statement and Prospectus. The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (A) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (B) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel shall reasonably object to such amendment or supplement; provided, however, that if you shall have objected to such amendment or supplement, you shall cease your efforts to sell the Units until an amendment or supplement is filed.

(iv) Delivery of Registration Statement. The Company has delivered to you or will deliver to you, without expense to you, at such locations as you shall request, as soon as the Registration Statement or any amended Registration Statement is available, such number of signed copies of the Registration Statement as originally filed and of amended Registration Statements, if any, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, as you may reasonably request.

(v) Delivery of Prospectus. The Company will deliver to you at its expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. Until the Offering Termination Date, the Company will comply, to the best of its ability, with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading or, if for any reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Units, upon your request but at your expense, the Company will prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(vi) Blue Sky Qualification. The Company, in good faith and in cooperation with you, will use its best efforts to qualify the Units for offering and sale under (or obtain exemptions from the application of) the applicable “blue sky” or securities laws of such jurisdictions as you from time to time may reasonably designate and to maintain such qualifications in effect until the date on which the Company ceases to be obligated to maintain the effectiveness of the Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject or to take any action that would subject it to general service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign entity where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Units have been qualified as above provided.

(vii) Application of Net Proceeds. The Company will apply the net proceeds received from the sale of the Units in all material respects as set forth in the Prospectus under the caption “Use of Proceeds.”

(viii) Cooperation with Your Due Diligence. At all times prior to the Offering Termination Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations of the Company in connection with the sale of the Units, and will make available to you in connection therewith such information in its possession as you may reasonably request, all of which you agree to safeguard as the confidential information of the Company and to refrain from using for any purpose adverse to the interests of the Company.

(ix) Transfer Agent. The Company will act as or otherwise maintain a transfer agent and, if necessary under applicable jurisdictions, a registrar (which may be the same entity as the transfer agent) for the Units.

(x) NASDAQ. The Company will use its reasonable best efforts have the Units, the Common Shares and the Warrants listed on the NASDAQ Capital Market.

(xi) Actions of Company, Officers, Directors, and Affiliates. The Company will not and will use its best efforts to cause its officers, directors, and affiliates not to (i) take, directly or indirectly, prior to termination of the Offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, (ii) other than under this Agreement, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Units or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(xii) Effective Registration Statement. So long as any Warrants or Placement Agent Warrants are outstanding, the Company shall use its reasonable efforts to cause post-effective amendments to the Registration Statement, or new registration statements which may be on Form S-1 or S-3, as the case may be, to become effective in compliance with the 1993 Act and without any lapse of time between the effectiveness of any such post-effective amendments or new registration statement, and the Registration Statement, and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to the Placement Agent and dealers as many copies of each such prospectus as the Underwriter or dealers may reasonably request.

(b) Covenants of the Sales Agents. You covenant with the Company as follows:

(i) Information Provided. You have not provided and will not provide to the purchasers of Units any written or oral information regarding the business of the Company, including any representations regarding the Company’s financial condition or financial prospects, other than such information as is contained in the Prospectus. You further covenant that you will use your best efforts to comply in the offering of the Units with such purchaser suitability requirements as may be imposed by state securities or blue sky requirements.

(ii) Prospectus Statements. Until the termination of this Agreement, if any event affecting the Prospectus, the Company or you shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the Prospectus, you agree to distribute each supplement of the Prospectus to each person who has previously received a copy of the Prospectus from you and you further agree to include such supplement in all future deliveries of the Prospectus. You agree that following notice from the Company that a supplement to the Prospectus is necessary, you will cease further efforts to sell the Units until such a supplement is prepared and delivered to you.

(iii) Compliance with Laws, Etc. In connection with or in contemplation of your sale of the Units, you will comply in all material respects with applicable federal and state laws, rules and regulations and the rules and regulations of applicable self-regulatory organizations (provided, however, that you shall be deemed not to have breached this covenant if your failure to so comply is based on a breach by the Company of any of its representations, warranties or covenants contained in this Agreement and you shall have complied with Section 5(b)(ii) above).

6. Payment of Expenses. Except as is expressly provided to the contrary in Section 10 of this Agreement, the Company hereby agrees that it will pay all fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for you, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (b) the preparation, printing, and distribution of this Agreement, the certificates representing the Securities, any Blue Sky Memoranda, and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Units, including any transfer taxes payable thereon, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Units under applicable securities laws in accordance with Section 5(a)(vi) of this Agreement and any filing fee paid in connection with the review of the Offering by FINRA, including filing fees and fees and disbursements made in connection therewith and in connection with any Blue Sky Memoranda supplied to you by counsel for the Company, (f) all costs, fees, and expenses in connection with the application for qualifying the Units, Shares and Warrants for quotation on the NASDAQ Capital Market, (g) the transfer agent’s and registrar’s fees, if any, and all miscellaneous expenses referred to in the Registration Statement, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Units reasonably determined by you to be necessary or desirable to effect the sale of the Units to the public, (i) any escrow arrangements in connection with the transactions described herein, including any compensation or reimbursement to the Escrow Agent for its services as such, and (j) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6. In addition, on the Closing Date, the Company will pay International Assets Advisory, LLC an accountable expense allowance not to exceed one percent (1.0%) of the public offering price of the Units sold in the Offering, less any advances on such accountable expense allowance previously paid by the Company to you. Notwithstanding any other provision of this Agreement to the contrary, the expense allowance shall not exceed the amount of accountable expenses actually incurred. If the advances previously paid by the Company to you exceed the amount of accountable expenses actually incurred by you, the excess amount will be returned to the Company. Except as otherwise set forth in Section 10 of this Agreement, no selling commissions will be paid to you and none of your expenses will be reimbursed in the event that the Offering does not close.

7. Conditions of Your Obligations. Your obligations hereunder shall be subject to, in your discretion, the following terms and conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, at such later time or on such later date as you may agree to in writing; and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

(b) Closing Date Matters. On the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Company’s knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and (v) the representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate in all material respects as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to his knowledge, threatened under the 1933 Act; and (B) he has reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained no untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Opinions of Foley & Lardner LLP. At the Closing Date, you shall receive the opinion of Foley & Lardner LLP, counsel for the Company, in form and substance reasonably satisfactory to you, to the effect of Exhibit A.

(d) Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP. At the Closing Date, you shall receive the opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP, your counsel, with respect to such matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

(e) Comfort Letter. At the time that this Agreement is executed by the Company, you shall have received from Skoda Minotti, Tampa, Florida, a letter, dated the date hereof and in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each Selected Dealer, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information of the Company contained in the Registration Statement or the Prospectus.

(f) Updated Comfort Letter. At the Closing Date, you shall have received from Skoda Minotti, Tampa, Florida, a letter, in form and substance satisfactory to you and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(e) above, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

(g) Post-Financial Developments. In the event that either of the letters to be delivered pursuant to Sections 7(e) and 7(f) above sets forth any changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with Skoda Minotti, Tampa, Florida, that such changes, decreases or increases as are set forth in such letter do not reflect a material adverse change in the capital stock, long-term debt, obligations under capital leases, total assets, net current assets, or shareholders’ equity of the Company as compared with the amounts shown in the latest balance sheet of the Company, or a material adverse change in the revenues or operating income before interest, depreciation and amortization for the Company.

(h) Additional Information. On the Closing Date, you shall have been furnished with all such documents, certificates and opinions as you may reasonably request for the purpose of enabling your counsel to pass upon the issuance and sale of the Units as contemplated in this Agreement and the matters referred to in Section 7(b), and in order to evidence the accuracy and completeness of, any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Units as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.

(i) Adverse Events. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Capital Market, (ii) a general moratorium on commercial banking activities in the State of Florida or United States, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus, or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Units or the delivery of the Units on the terms and in the manner contemplated in the Prospectus.

(j) FINRA Review. FINRA, upon review of the terms of the Offering, shall not have objected to the Offering, the terms of the Offering or your participation in the Offering.

(k) NASDAQ Quotation. The Units, Shares and Warrants shall be approved for quotation on the NASDAQ Capital Market.

(l) IAA Satisfaction. In the opinion of IAA, there will have been no material adverse changes in the business or financial condition of the Company or any material adverse change in the overall capital markets of the United States, and IAA is satisfied in its sole and unfettered discretion with the results of any due diligence inquiry or matters.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 10. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

8. Indemnification and Contribution.

(a) Indemnification by the Company. Subject to the limitations set forth in this Section 8(a), the Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided further, that the indemnity agreement contained in this Section 8(a) with respect to the Prospectus shall not inure to your benefit if you failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Units to such person in any case where such delivery is required by the 1933 Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry. or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, you shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the “Prime Rate”) from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this Section 8, the information set forth in the second paragraph on the front cover page (insofar as such information relates to you) and under the caption “Plan of Distribution” in the Registration Statement and in the Prospectus constitutes the only information furnished by you to the Company for inclusion in the Prospectus or the Registration Statement. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof). The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to you.

(b) Indemnification by the Sales Agents. Subject to the limitations in this paragraph below, each of you, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, or (ii) you failed to deliver an amendment or supplement to the Prospectus that the Company made available to you prior to the Closing Date and that corrected any statement or omission in the Registration Statement or the Prospectus which forms the basis for a claim against the Company, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this Section 8(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b), you will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement arrangement is so held to have been improper, the Company shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have. You will not, without the Company’s prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof). The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company.

(c) Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 8 promptly shall notify in writing each party against which a claim is to be made under this Section 8 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party’s liability or resulted in the forfeiture by the indemnifying party of substantial rights or defenses, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have been advised by counsel that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties; provided that the indemnifying party shall not be liable for the expenses of more than one separate counsel. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

(d) Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

(e) Contribution. If the indemnification provided for in Section 8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total selling commissions received by you in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the Prospectus on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) with respect to the transactions giving rise to the right of contribution provided in this Section 8(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 8(e) for you to contribute are several in proportion to your respective underwriting obligations and not joint. For purposes of this Section 8(e), each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

9. Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to Section 10 hereof.

10. Termination of Agreement.

(a) Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to the Closing Date if any of the conditions in Section 7(b) hereof have not been satisfied or otherwise waived by you, or if any of the events listed in Section 7(i) hereof occurs. If you elect to terminate the agreement as provided in this Section 10, you shall notify the Company promptly in writing. You shall have no liability to the Company pursuant to this Agreement or otherwise as a result of any such termination.

(b) Result of Termination.

(i) If:

(A) you should terminate this Agreement upon the breach by the Company of any material term of this Agreement;

(B) the Offering fails to close by                     , 2015, for reasons within the control of the Company (it being understood that to the extent the Company used reasonable good faith efforts to respond to comments on the Registration Statement from the Commission and any other applicable regulatory body, then the Offering shall not be deemed in accordance with this Agreement to have failed for reasons within the control of the Company);

(C) the Offering fails to close by                     , 2015 due to reasons beyond the control of the Company or you (other than your inability to sell the Units due to adverse market conditions or as a result of any factor referenced in Section 7(i) of this Agreement); or

(D) the Company abandons the Offering, then in addition to its obligations with respect to expenses as set forth in Section 6, the Company will reimburse you on demand for all your reasonable out-of-pocket expenses and disbursements (including the fees and expenses of your counsel) actually incurred by you in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Units up to a maximum of [$            ]. Notwithstanding any other provision of this Agreement, the amount reimbursable shall not exceed the amount of out-of-pocket accountable expenses actually incurred by you in compliance with applicable FINRA rules.

(ii) If the sale of the Units provided for herein is not consummated for any other reason, the Company shall pay expenses as required by Section 6, and neither party shall have any additional liability to the other except for such liabilities, if any, as may exist or thereafter arise under Section 8.

(iii) For purposes of clarification, if the closing of the Offering is not completed by                     , 2015, this Agreement will expire and the Company will have no further obligation or liability hereunder except as set forth in Sections 6, 8, and 10 hereof and you will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

11. Notices.

(a) Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivery, facsimile or electronic mail and confirmed as follows:

To the Company:

LM Funding America, Inc.

302 Knights Run Avenue

Suite 1000

Tampa, Florida 33602

Attention: Stephen Weclew,

                    Chief Financial Officer

Facsimile: (813) 221-7909

Email: sweclew@lmfunding.com

with copy to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt P. Creely, Esq.

Facsimile: (813) 221-4210

Email: ccreely@foley.com

To the Sales Agents:

International Assets Advisory, LLC

390 North Orange Avenue, #750

Orlando, Florida 32801

Attention: Edward R. Cofrancesco

Facsimile: (407) 254-1505

Email: ecofrancesco@iaac.com

with copy to:

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, Florida 33756

Attention: Michael T. Cronin, Esq.

Facsimile: (727) 462-0365

Email: MikeC@jpfirm.com

(b) Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivery, facsimile or electronic mail as provided in Section 11(a).

12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the controlling persons referred to in Section 8, and their respective successors, legal representatives and assigns. No other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained, time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

13. Governing Law, Construction, and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

[Signature page follows]

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, LM FUNDING AMERICA, INC.

By:
Name:
Title:	Chief Executive Officer

LM FUNDING, LLC

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

On behalf of the Sales Agents:

INTERNATIONAL ASSETS ADVISORY, INC.

By:
Name:	Edward R. Cofrancesco
Title:	President

SCHEDULE I

List of Sales Agent

International Assets Advisory, LLC

EXHIBIT A

Form of Foley & Lardner Opinion

                    , 2015

International Assets Advisory, LLC

390 North Orange Avenue, #750

Orlando, Florida 32801

Attention: Edward R. Cofrancesco

Re: LM Funding America, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 7(c) of the Sales Agency Agreement (the “Sales Agency Agreement”), dated                     , 2015, by and between LM Funding America, Inc., a Delaware corporation, and each of the sales agents listed on Schedule I thereto, relating to the sale of a minimum of              units and a maximum of              units, with each unit consisting of one common share, $0.001 par value, and one warrant, of the Company. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agency Agreement. When we refer to the Company, we also include the Company’s predecessor, LM Funding, LLC and subsidiaries, unless otherwise noted.

We have acted as counsel to the Company in connection with the Sales Agency Agreement and the transactions contemplated thereby. We have examined (a) the Sales Agency Agreement and the Escrow Agreement, (b) the Registration Statement and the Prospectus, (c) the Articles and the Bylaws of the Company, (d) the proceedings of and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Units, and (e) such other records, certificates and documents as we have considered necessary or appropriate to render the opinions set forth below. We have, among other things, relied upon the representations and warranties contained in, and made pursuant to the Sales Agency Agreement. As to certain factual matters, we have relied upon certificates of public officials and upon certificates of officers of the Company and have not sought to independently verify such matters.

In expressing the opinions set forth below, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals from which any such copies were made, the genuineness of all signatures, the legal capacity of all persons executing such documents and the due execution and delivery (other than by the Company) where due execution and delivery are prerequisites to the effectiveness thereof.

With regard to our opinion in paragraph 4 as to the absence of any stop order proceedings with respect the effectiveness of the Registration Statement under the 1933 Act, we have relied solely upon our telephone call to the Commission, made as of the date of this opinion, that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or threatened by the Commission. We have made no further investigation.

The opinions set forth in this letter are limited solely to the laws of the States of Florida and Delaware and the federal laws of the United States of America, and we do not express any opinion regarding the laws of any other jurisdiction.

As used in this letter, the words “know,” “to our knowledge” and words of similar import, when referring to this firm, mean the actual knowledge of any lawyer in this firm who has given substantive attention to matters related to the Company on a regular basis over the past six months.

Based on the foregoing, and subject to the assumptions, limitations, and qualifications stated in this letter, we are of the opinion that:

1. The Company has been duly organized and is an existing exempted company in good standing under the laws of the State of Delaware. LM Funding, LLC is a limited liability company duly organized and in good standing under the laws of the State of Florida.

2. When the Securities are issued and delivered in accordance with the terms of the Registration Statement, the Securities covered by the Registration Statement will then be duly authorized, validly issued, fully paid and nonassessable.

3. Assuming the due authorization, execution and delivery of the Sales Agency Agreement by the Company under Delaware law, the Sales Agency Agreement (to the extent execution and delivery are governed the laws of Delaware) has been duly executed and delivered by the Company.

4. The statements under the heading “Plan of Distribution” included in the Prospectus, insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects.

5. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than consolidated financial statements and related schedules and other financial information contained therein, as to which we do not express an opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules thereunder.

6. The Company is not and, after giving effect to the offering and sale of the Units and the application of their proceeds as described in the Prospectus under the heading “Use of Proceeds”, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

7. Neither the issuance and sale of the Units, nor the compliance by the Company with the provisions of the Sales Agency Agreement nor the performance by the Company of its obligations thereunder will, to our knowledge, conflict with or result in a breach or violation of any (i) U.S. federal or New York statute, law, rule, or regulation, or (ii) judgment, order or decree known to us applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the United States having jurisdiction over the Company or its subsidiaries or any of its or their properties or assets.

8. To our knowledge, no consent, approval, authorization, order, registration or qualification of, or with, any court or governmental agency or body of the States of Florida and Delaware or the United States (other than as required by any state securities or Blue Sky laws) is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by the Sales Agency Agreement except such as have been obtained under the 1933 Act.

In addition to the opinions provided above, we confirm to you as follows: we have participated in the preparation of the Registration Statement and the Prospectus and in communications with officers and other representatives of the Company, representatives of the independent accountants for the Company, counsel for the Sales Agent and representatives of the Sales Agent pursuant to which the contents of the Registration Statement and Prospectus and related matters were discussed and although we have not independently verified, and (except as to those matters and to the extent set forth in the opinions referred to in paragraph 2 above) are not passing upon and do not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of such participation, no facts have come to our attention which have caused us to believe that (i) at the time it became effective and as of the time the Sales Agency Agreement was entered into, the Registration Statement (other than the financial statements and other financial data, and the information of each such person as an “expert” within the meaning of the 1933 Act, included or incorporated by reference in the Registration Statement, as to which we do not express a belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

This opinion letter is provided to you for your exclusive use solely in connection with the transactions described above and may not be relied upon by any other person for any other purpose without our prior written consent.

This opinion letter may not be used, quoted, referred to, copied, published, relied upon or furnished to any other person without our prior written consent. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

Foley & Lardner LLP

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